AMENDMENT NO. 2

TO DISTRIBUTION AGREEMENT

(Thrivent Series Fund, Inc.)

Thrivent Series Fund, Inc. (“TSF”) and Thrivent Distributors, LLC (“TDL”) hereby agree that the Distribution Agreement dated December 1, 2018, as amended, between TSF and TDL (the “Agreement”), is hereby amended to reflect that effective April 29, 2020, Thrivent ESG Index Portfolio, Thrivent International Index Portfolio, Thrivent Mid Cap Growth Portfolio and Thrivent Mid Cap Value Portfolio shall each be deemed a “Portfolio” under the terms of the Agreement.

A revised Schedule I is attached hereto.

THRIVENT SERIES FUND, INC.

By /s/ David S. Royal

David S. Royal

President and Chief Investment Officer

THRIVENT DISTRIBUTORS, LLC

By/s/ Troy A. Beaver

Troy A. Beaver

Chief Executive Officer

SCHEDULE I

(Effective April 29, 2020)

1.	Thrivent Aggressive Allocation Portfolio
2.	Thrivent All Cap Portfolio
3.	Thrivent Balanced Income Plus Portfolio
4.	Thrivent Diversified Income Plus Portfolio
5.	Thrivent ESG Index Portfolio
6.	Thrivent Global Stock Portfolio
7.	Thrivent Government Bond Portfolio
8.	Thrivent High Yield Portfolio
9.	Thrivent Income Portfolio
10.	Thrivent International Allocation Portfolio
11.	Thrivent International Index Portfolio
12.	Thrivent Large Cap Growth Portfolio
13.	Thrivent Large Cap Index Portfolio
14.	Thrivent Large Cap Value Portfolio
15.	Thrivent Limited Maturity Bond Portfolio
16.	Thrivent Low Volatility Equity Portfolio
17.	Thrivent Mid Cap Index Portfolio
18.	Thrivent Mid Cap Growth Portfolio
19.	Thrivent Mid Cap Stock Portfolio
20.	Thrivent Mid Cap Value Portfolio
21.	Thrivent Moderate Allocation Portfolio
22.	Thrivent Moderately Aggressive Allocation Portfolio
23.	Thrivent Moderately Conservative Allocation Portfolio
24.	Thrivent Money Market Portfolio
25.	Thrivent Multidimensional Income Portfolio
26.	Thrivent Opportunity Income Plus Portfolio
27.	Thrivent Partner Emerging Markets Equity Portfolio
28.	Thrivent Partner Growth Stock Portfolio
29.	Thrivent Partner Healthcare Portfolio
30.	Thrivent Real Estate Securities Portfolio
31.	Thrivent Small Cap Growth Portfolio
32.	Thrivent Small Cap Index Portfolio
33.	Thrivent Small Cap Stock Portfolio